Number                                                              Shares

-----------                                                         ------------


                                SyCoNet.Com, Inc.
                   AUTHORIZED COMMON STOCK: 14,500,000 SHARES
                                par value: $.0001


THIS CERTIFIES THAT ____________________________ IS THE RECORD HOLDER OF __________________________________________________ Shares of SYCONET.COM, INC.
Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


                           Dated: ___________________





[Corporate Seal]




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                     SECRETARY                                         PRESIDENT